UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 8, 2016

Endurance International Group Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001- 36131	46-3044956
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Corporate Drive, Suite 300 Burlington, MA	01803
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 852-3200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On February 9, 2016, Endurance International Group Holdings, Inc. (the “Company”) completed its previously announced acquisition of Constant Contact, Inc. (“Constant Contact”). Pursuant to the terms of the previously announced Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 30, 2015, by and among the Company, Paintbrush Acquisition Corporation (“Merger Sub”) and Constant Contact, Merger Sub merged with and into Constant Contact, with Constant Contact continuing as the surviving corporation (the “Acquisition”). As a result of the Acquisition, Constant Contact became a wholly owned indirect subsidiary of the Company.

Item 1.01. Entry into a Material Definitive Agreement

10.875% Senior Notes due 2024

Indenture

On February 9, 2016, EIG Investors Corp. (“EIGI”), the Company, the other guarantors party thereto (such other guarantors, together with the Company, the “Endurance Guarantors”) and Wilmington Trust, National Association, as trustee (the “Trustee”), entered into the indenture dated as of February 9, 2016 (the “Indenture”), with respect to the issuance of $350 million in aggregate principal amount of 10.875% Senior Notes due 2024 (the “Notes”). The Notes were issued pursuant to a purchase agreement, dated February 8, 2016 (the “Purchase Agreement”), among EIGI, the Company, the other Endurance Guarantors party thereto, and Goldman, Sachs & Co. (“Goldman Sachs”), Credit Suisse Securities (USA) LLC (“Credit Suisse”) and Jefferies LLC (“Jefferies” and together with Goldman Sachs and Credit Suisse, the “Initial Purchasers”). The issuance of the Notes was exempt from registration under Section 4(a)(2) of the Securities Act. The Endurance Guarantors have guaranteed, on an unsecured senior basis, the payment of all obligations of EIGI as described in the Indenture. Interest on the Notes will accrue at the rate of 10.875% per annum. Following the completion of the Acquisition, Constant Contact and certain of its subsidiaries (the “Constant Contact Guarantors” and, together with the Endurance Guarantors, the “Guarantors”) entered into a supplemental indenture to the Indenture, whereby they agreed to be bound by the terms of the Indenture applicable to the Endurance Guarantors as if they were each an original signatory thereto and a joinder agreement to the Purchase Agreement, whereby they agreed to be bound by the terms of the Purchase Agreement applicable to the Endurance Guarantors as if they were each an original signatory thereto. The Purchase Agreement contains certain covenants whereby EIGI and the Company agree to assist the Initial Purchasers in marketing the Notes, as well as certain indemnification provisions.

The Indenture contains covenants that limit EIGI’s (and its restricted subsidiaries’) ability to, among other things, incur additional debt or issue certain preferred shares; pay dividends on or make other distributions in respect of capital stock; make other restricted payments; make certain investments; sell or transfer certain assets; create liens on certain assets to secure debt; consolidate, merge, sell or otherwise dispose of all or substantially all of its assets; enter into certain transactions with affiliates; and designate subsidiaries as unrestricted subsidiaries. If EIGI is subject to a “Change of Control,” as defined in the Indenture, EIGI must offer to repurchase the Notes at 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, up to, but not including, the repurchase date. These covenants are subject to a number of important limitations and exceptions.

The Indenture also provides for events of default, which, if any of them occurs, may permit or, in certain circumstances, require the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately.

The above description of the Indenture is qualified in its entirety by reference to the complete text of the Indenture, a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Registration Rights Agreement

In connection with the issuance of the Notes, EIGI and the Endurance Guarantors entered into the registration rights agreement dated as of February 9, 2016 (the “Registration Rights Agreement”) with Goldman Sachs, Credit Suisse and Jefferies, which provides the holders of the Notes certain rights relating to registration of the Notes under the Securities Act. Following the completion of the Acquisition, the Constant Contact Guarantors entered into a joinder agreement to the Registration Rights Agreement, whereby they agreed to be bound by the terms of the Registration Rights Agreement applicable to the Endurance Guarantors as if they were each an original signatory thereto.

Pursuant to the Registration Rights Agreement, EIGI and the Guarantors will, among other obligations, use commercially reasonable efforts to file an exchange offer registration statement with respect to a registered offer (the “Exchange Offer”) to exchange the Notes for substantially identical notes (the “Exchange Notes”) and consummate the offer within 365 days after the issuance of the Notes. EIGI and the Guarantors will also, among other obligations, use commercially reasonable efforts to cause to become effective a shelf registration statement (the “Shelf Registration Statement”) to cover resales of the Notes by the beneficial owners thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. A “Registration Default” will occur if, among other things, (1) EIGI and the Guarantors fail to consummate the Exchange Offer or have the Shelf Registration Statement become effective on or before the date that is 365 days after the issue date or (2) the Shelf Registration

Statement becomes effective but thereafter ceases to be effective or usable in connection with the resale of Notes (subject to certain exceptions) during the periods specified in the Registration Rights Agreement. If a Registration Default occurs with respect to the Notes, the annual interest rate of the Notes will be increased by 0.25% per annum and will increase again by 0.25% per annum 90 days thereafter until all Registration Defaults have been cured, up to a maximum amount of additional interest of 0.50% per annum. EIGI and the Guarantors will also, among other obligations, use commercially reasonably efforts to cause to become effective a registration statement providing for the registration of certain secondary transactions in the Notes by Goldman Sachs.

Amendments to Third Amended and Restated Credit Agreement

Revolver Amendment

On February 9, 2016, EIGI entered into the Revolving Facility Amendment to Third Amended and Restated Credit Agreement dated as of February 9, 2016 (the “Revolver Amendment”), among EIGI, the Endurance Guarantors, the lenders party thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent (the “Administrative Agent”) and issuing bank, which amends the existing Third Amended and Restated Credit Agreement dated as of November 25, 2013 (the “Existing Credit Agreement”), among EIGI, the Company, the lenders party thereto and the Administrative Agent. For more information regarding the Existing Credit Agreement, see the Annual Report on Form 10-K filed by the Company on February 28, 2014 and Exhibit 10.24 thereto, which is incorporated by reference.

The above description of the Revolver Amendment is qualified in its entirety by reference to the complete text of the Revolver Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Term Amendment

On February 9, 2016, following the effectiveness of the Revolver Amendment, EIGI entered into the Incremental Term Loan Amendment to Third Amended and Restated Credit Agreement dated as of February 9, 2016 (the “Term Amendment”), among EIGI, the Endurance Guarantors, the lenders party thereto and the Administrative Agent, which amends the Existing Credit Agreement.

Pursuant to the Term Amendment, EIGI, among other things, obtained a $735 million incremental senior secured term loan facility (the “Term Loan Facility”), which is in addition to the existing senior secured term loans of EIGI. The full amount of the Term Loan Facility was drawn immediately following the effectiveness of the Term Amendment.

The above description of the Term Amendment is qualified in its entirety by reference to the complete text of the Term Amendment, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Entities owned by Goldman Sachs beneficially own, on an indirect basis, approximately 11% of the Company’s outstanding common stock. Goldman Sachs acted as lead financial advisor in connection with the Acquisition.

Joinder of Constant Contact Guarantors

Following the completion of the Acquisition, the Constant Contact Guarantors entered into supplements to certain existing collateral and guaranty agreements, whereby they agreed to guarantee and pledge substantially all of their assets to secure the obligations under the Existing Credit Agreement, as amended by the Revolver Amendment and the Term Amendment.

Item 2.01. Completion of Acquisition or Disposition of Assets

As described above, on February 9, 2016, the Company completed its previously announced acquisition of Constant Contact. As a result of the Acquisition, Constant Contact became a wholly owned indirect subsidiary of the Company.

At the effective time of the Acquisition (the “Effective Time”), each share of common stock, par value $0.01 per share, of Constant Contact issued and outstanding immediately prior to the effective time of the Acquisition (other than shares held by Constant Contact, the Company, Merger Sub and their respective wholly owned subsidiaries (which were cancelled) and shares that are owned by stockholders who have properly exercised and perfected a demand for appraisal rights under Delaware law), was cancelled and converted into the right to receive $32.00 in cash, without interest (the “Merger Consideration”).

Immediately prior to the Effective Time, each unvested option to purchase Constant Contact’s common stock (a “Constant Contact Option”) that was held by an individual who held, in total, 1,000 or fewer Constant Contact Options and/or restricted stock units of Constant Contact (“Constant Contact RSUs” and each such individual, a “Small Holder”) vested in full. For individuals who were not Small Holders, other than executives within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act” and each such holder a “Non-Executive Holder”), 25% of their unvested Constant Contact Options that were granted prior to November 2, 2015 vested immediately prior to the Effective Time. All vested Constant Contact Options with an exercise price that was less than the Merger Consideration (an “In-the-Money Option”) were cancelled and converted into the right to receive for each vested In-the-Money Option an amount equal to the Merger Consideration minus the exercise price of the vested In-the- Money Option, subject to applicable withholding taxes. Constant Contact Options held by Small Holders with an exercise price that was equal to or greater than the Merger Consideration (an “Out-of-the-Money Option”) were terminated without payment. All other Out-of-the-Money Options and all unvested Constant Contact Options were assumed by the Company and converted into options to purchase common stock of the Company using a customary exchange ratio.

Immediately prior to the Effective Time, each unvested Constant Contact RSU held by a Small Holder vested in full. In addition, 25% of the unvested Constant Contact RSUs that vested solely based on the holder’s continued employment with Constant Contact held by Non-Executive Holders (subject to certain exceptions for Constant Contact RSU grants awarded around the time the Merger Agreement was signed) vested. Each unvested Constant Contact RSU that vests based on the achievement of total shareholder return performance goals will continue to vest in accordance with the terms of the applicable award agreement, and each unvested Constant Contact RSU that vests based on the achievement of revenue or other performance metrics will vest 100% at the target level on the last day of the original measurement period in the applicable award agreement, subject to the holder’s continued employment through the last day of such measurement period, or earlier upon certain terminations of employment. Vested Constant Contact RSUs were cancelled in exchange for the right to receive cash equal to the Merger Consideration, subject to applicable withholding taxes, and unvested Constant Contact RSUs were assumed by the Company and converted into restricted stock units in respect of the Company’s common stock, using a customary exchange ratio.

The above description of the Acquisition is qualified in its entirety by reference to the Merger Agreement, which was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on October 30, 2015, and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 above regarding the Notes, the Revolver Amendment and the Term Amendment is incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders

The Indenture contains covenants that limit EIGI’s (and its restricted subsidiaries’) ability to, among other things, pay dividends on or make other distributions in respect of capital stock. These covenants are subject to a number of important limitations and exceptions.

The above description of the Indenture is qualified in its entirety by reference to the complete text of the Indenture, a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the completion of the Merger, and effective as of the Effective Time, the board of directors of Endurance (the “Board”) approved the amendment and restatement of the Constant Contact, Inc. Amended and Restated 2011 Stock Incentive Plan (the “CTCT 2011 Plan”) to confirm and preserve Endurance’s ability to issue under the CTCT 2011 Plan the shares that remain available for issuance under the CTCT 2011 Plan (as appropriately adjusted to reflect the Merger) in satisfaction of the vesting, exercise or other settlement of options and other equity awards that may be granted by Endurance under the CTCT 2011 Plan following the completion of the Merger, subject to the requirements of NASDAQ Stock Market Rules and interpretive guidance thereunder, including, without limitation, IM-5635-1. Certain of Constant Contact’s outstanding equity awards have been assumed by Endurance and converted into Endurance’s equity awards pursuant to the terms of the Merger Agreement and will be administered by Endurance’s Compensation Committee under the CTCT 2011 Plan and the Constant Contact, Inc. 2012 Inducement Award Plan.

Item 8.01. Other Events

On February 9, 2016, the Company issued a press release announcing the consummation of the Acquisition as described in Item 2.01 above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired

The financial statements of Constant Contact required by this Item are not included in this Current Report on Form 8-K. Such financial statements will be filed no later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information

Pro forma financial information relative to the acquired business is not included in this Current Report on Form 8-K. Such pro forma financial information will be filed no later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Pursuant to the rules and regulations of the SEC, the Company has filed certain agreements as exhibits to this Current Report on Form 8-K. These agreements may contain representations and warranties by the parties. These representations and warranties have been made solely for the benefit of the other party or parties to such agreements and (i) may have been qualified by disclosure made to such other party or parties, (ii) were made only as of the date of such agreements or such other date(s) as may be specified in such agreements and are subject to more recent developments, which may not be fully reflected in the Company’s public disclosure, (iii) may reflect the allocation of risk among the parties to such agreements and (iv) may apply materiality standards different from what may be viewed as material to investors. Accordingly, these representations and warranties may not describe the Company’s actual state of affairs at the date hereof and should not be relied upon.

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated October 30, 2015, by and among Constant Contact, Inc., Endurance International Group Holdings, Inc., and Paintbrush Acquisition Corporation (incorporated by reference to Exhibit 2.1 to Endurance’s Current Report on Form 8-K dated October 30, 2015).

4.1	Indenture (including form of Note), dated as of February 9, 2016, among EIG Investors Corp., Endurance International Group Holdings, Inc., the Endurance Guarantors party thereto and Wilmington Trust, National Association, as trustee.

10.1	Revolving Facility Amendment to Third Amended and Restated Credit Agreement, dated as of February 9, 2016, among EIG Investors Corp., Endurance International Group Holdings, Inc., the other Loan Parties party thereto, the lenders party thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent and issuing bank.

10.2	Incremental Term Loan Amendment to Third Amended and Restated Credit Agreement, dated as of February 9, 2016, among EIG Investors Corp., Endurance International Group Holdings, Inc., the other Loan Parties party thereto, the lenders party thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent and issuing bank.

10.3	Constant Contact, Inc. Second Amended and Restated 2011 Stock Incentive Plan.

99.1	Press Release, dated February 9, 2016, issued by Endurance International Group Holdings, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 10, 2016	Endurance International Group Holdings, Inc.

	By:	/s/ Marc Montagner
		Name:	Marc Montagner
		Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated October 30, 2015, by and among Constant Contact, Inc., Endurance International Group Holdings, Inc., and Paintbrush Acquisition Corporation (incorporated by reference to Exhibit 2.1 to Endurance’s Current Report on Form 8-K dated October 30, 2015).

4.1	Indenture (including form of Note), dated as of February 9, 2016, among EIG Investors Corp., Endurance International Group Holdings, Inc., the Endurance Guarantors party thereto and Wilmington Trust, National Association, as trustee.

10.1	Revolving Facility Amendment to Third Amended and Restated Credit Agreement, dated as of February 9, 2016, among EIG Investors Corp., Endurance International Group Holdings, Inc., the other Loan Parties party thereto, the lenders party thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent and issuing bank.

10.2	Incremental Term Loan Amendment to Third Amended and Restated Credit Agreement, dated as of February 9, 2016, among EIG Investors Corp., Endurance International Group Holdings, Inc., the other Loan Parties party thereto, the lenders party thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent and issuing bank.

10.3	Constant Contact, Inc. Second Amended and Restated 2011 Stock Incentive Plan.

99.1	Press Release, dated February 9, 2016, issued by Endurance International Group Holdings, Inc.